Exhibit 99.1

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (the “Agreement”), dated as of April 27, 2010, is entered into by and among American HomePatient, Inc., a Delaware corporation, (“AHP”), AHP NV Corp., a Nevada corporation (“New AHP Parent”), Highland Capital Management, L.P.,  (“HCMLP”), those certain entities appearing on Schedule I attached hereto (the “Holders”) (HCMLP, Holders, and AHP are hereinafter referred to collectively as the “Parties”), and NexBank, SSB (as successor in interest to Heritage Bank, SSB, the “Agent” or “NexBank”).

RECITALS

WHEREAS, AHP, along with its subsidiaries American HomePatient, Inc. (a Tennessee corporation), Designated Companies, Inc., American HomePatient of New York, Inc., The National Medical Rentals, Inc., American HomePatient of Texas, L.P., AHP, L.P., AHP Home Medical Equipment Partnership of Texas, Colorado Home Medical Equipment Alliance, LLC, Northeast Pennsylvania Alliance, LLC, Northwest Washington Alliance, LLC, AHP Home Care Alliance of Tennessee, AHP Alliance of Columbia, AHP Knoxville Partnership, AHP Home Care Alliance of Gainesville and AHP Home Care Alliance of Virginia (AHP, along with the these named subsidiaries are herein referred to as the “Makers”) have executed and delivered in favor of NexBank, on behalf of the Holders, a Secured Promissory Note, dated as of July 1, 2003, in the original principal amount of $250,000,000 (such note, as may be amended, restated, supplemented, or otherwise modified from time to time, the “Note”);

WHEREAS, as of the date hereof, the Makers have acknowledged that the Event of Default under the Note, defined herein as the “Designated Event of Default,” has occurred and is continuing;

WHEREAS, pursuant to the terms of that certain Tenth Forbearance Agreement dated April 14, 2010, Agent and certain of the Holders agreed to forbear from exercising remedies during the Forbearance Period (as defined in the Tenth Forbearance Agreement);

WHEREAS, the Tenth Forbearance Agreement provides that it shall expire on May 15, 2010;

WHEREAS, HCMLP is the beneficial owner, through the direct ownership by its affiliate Highland Crusader Offshore Partners, L.P. (collectively, “Crusader”), of approximately 48.0% of the shares of AHP common stock;

WHEREAS, as of the date hereof, New AHP Parent is a direct, wholly-owned subsidiary of AHP and Reorg Sub (as defined below) is a direct, wholly-owned subsidiary of New AHP Parent; and

WHEREAS, the Parties have agreed to a restructuring that contemplates: (i) a separately negotiated purchase and acquisition by AHP of the portion of the Note held by Aeries II – Finance Limited (“Patriarch”) and the subsequent retirement and cancellation of such interest in the Note; (ii) subject to approval by a majority of AHP shareholders, to a reorganization merger in which New AHP Parent will become the parent corporation of AHP following the merger of

Reorg Sub with and into AHP and in which merger each Original Share (as defined below) shall be converted into a share in the New AHP Parent (the “Reorganization Merger”); (iii) a going private transaction, described in Section 4 below, effected through a self-tender offer for all outstanding shares not held by HCMLP or its affiliates; (iv) immediately following the Acceptance (as defined below), to the effectiveness of a debt restructuring between the Parties, as hereinafter described (the “Debt Restructuring”); and (iv) immediately following the Debt Restructuring, to the resignation of all of the members of Board of Directors of AHP and New AHP Parent (the “Current Directors”) and the appointment of individuals previously designated by HCMLP to constitute the Board of Directors of the New AHP Parent and AHP (the “New Directors”).

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows (provided that the Holders’ agreement is limited to Sections 1, 3.8, 4, 5, 6, 8.1, 9, 10 and 11):

Section 1.        Retirement of Patriarch Debt.  Immediately following the execution of this Agreement, AHP shall purchase and acquire from Patriarch, Patriarch’s entire 4.481784059% interest in the Note (the “Patriarch Interest”) in exchange for a cash payment of $8,633,517.01.  Immediately following its purchase of the Note, AHP will retire and cancel the Patriarch Interest.  All of the Holders consent to the purchase and acquisition by AHP and subsequent cancellation and retirement by AHP of the Patriarch Interest.

Section 2.        Reorganization Merger.

2.1              New AHP Parent.  Immediately following execution of this Agreement in exchange for $6,600,000 from AHP, New AHP Parent shall guarantee all outstanding debt obligations of AHP (including, without limitation, the Note); provided, that AHP shall cause to be executed such documents as are necessary to provide that the $6,600,000 transferred to New AHP Parent shall remain subject to all security interests, including, without limitation, any account control agreements, of the Holders.

2.2              Meeting.  AHP, in accordance with applicable law and its certificate of incorporation and bylaws, shall duly call, give notice of, convene and hold a meeting of its shareholders (the “Stockholder Meeting”) for the purpose of obtaining the stockholder approval of the Reorganization Merger as promptly as reasonably practicable following the mailing of a proxy statement (the “Proxy Statement”).  AHP shall file the Proxy Statement in preliminary form as promptly as practicable (and  in any event no later than fifteen (15) days after the date of this Agreement) with the Securities and Exchange Commission (the “SEC”) and shall use its reasonable best efforts to respond as promptly as reasonably practicable to any oral or written comments received from the SEC or its staff with respect to the Proxy Statement; provided, that AHP shall provide HCMLP a reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto and all correspondence to the SEC in connection therewith.  AHP shall cause the definitive Proxy Statement to be mailed to its shareholders at the earliest practicable date, with the Stockholder Meeting to be held as soon as reasonably practicable thereafter (and in any event no later than thirty-five (35) days after the mailing of the definitive Proxy Statement) subject to postponement or adjournment with the prior written consent of HCMLP.

2.3              Completion of the Reorganization Merger; Effect of the Reorganization Merger.  AHP shall use its reasonable best efforts to cause the closing of the Reorganization Merger (the “Merger Closing”) to occur as promptly as practicable following approval of the Reorganization Merger by the stockholders of AHP but in any event prior to the Merger Deadline (as defined below).  At the Merger Closing, AHP will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) (the “Merger Certificate”).  The Merger Certificate shall provide that, at the effective time of the Reorganization Merger (the “Effective Time” and such date the “Effective Date”), Reorg Sub shall merge with and into AHP in accordance with the DGCL, and the separate existence of Reorg Sub shall cease and AHP shall continue as the surviving entity.

2.4              Treatment of Shares and Options.  In the Reorganization Merger, each outstanding share of AHP common stock, par value $0.01 per share (each an “Original Share” and, collectively, the “Original Shares”) shall be converted and changed automatically into the right to receive one fully paid and non-assessable share of New AHP Parent (each a “Share” and, collectively, the “Shares”) without further action on the part of the holder thereof.  In the Reorganization Merger, AHP shall cause each option to purchase Original Shares (collectively, the “AHP Stock Options”) granted under the employee and director stock plans of AHP (the “AHP Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time to be converted into an option to purchase the same number of Shares of New AHP Parent with the same exercise price per Share as the AHP Stock Options, it being understood and agreed that all terms and conditions of the original AHP Stock Options and AHP Stock Plans shall remain in full force and effect with respect to the New AHP Parent Options and New AHP Parent Plans.

2.5              Agreement by HCMLP and Crusader to Vote for Reorganization Merger. HCMLP and Crusader hereby irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the closing of the transactions contemplated by this Agreement and (ii) August 10, 2010, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the AHP stockholders, however called, or in any other circumstances (including any sought action by written consent) upon which a stockholder vote or other stockholder consent or stockholder approval is sought, HCMLP and Crusader will (y) appear at such a meeting or otherwise cause its Original Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by AHP for written stockholder consent, (z) vote, or cause to be voted, or take such action by written stockholder consent with respect to, all of such AHP common stock beneficially owned by HCMLP and its affiliates as of the relevant time (I) in favor of the Reorganization Merger and any related proposals, (II) against any proposal made in opposition to, or in competition or inconsistent with, this Agreement, including the adoption thereof or the consummation thereof, and (III) against any action or agreement that would reasonably be expected to prevent or impede the consummation of the Reorganization Merger, the Debt Restructuring or the Offer.  HCMLP and

Crusader also hereby agree they will not transfer Original Shares of HCMLP or its affiliates (other than to an affiliate of HCMLP) without first obtaining a written proxy or voting agreement to vote in accordance with the provisions of this Section 2.5.

2.6              AHP Board Recommendation of Merger; Other Actions.  AHP represents and warrants that the AHP Board of Directors, as of the date hereof, has recommended that the stockholders of AHP approve the Reorganization Merger and the related items presented in the Proxy Statement (the “Merger Recommendation”) and directed the officers of AHP to include the Merger Recommendation in the Proxy Statement.   AHP shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Reorganization Merger and the other transactions contemplated hereby.  Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 9.1, AHP, regardless of whether its Board of Directors has made a Change of Recommendation, will submit the Reorganization Merger to the stockholders of AHP at the Stockholder Meeting for the purpose of approving the Reorganization Merger.

2.7              Change of Merger Recommendation.  Neither the AHP Board of Directors nor any committee thereof shall withdraw, qualify or modify the Merger Recommendation in any manner or publicly propose to do so, or approve or recommend or publicly propose to approve or recommend, any Alternative Proposal.  Notwithstanding the foregoing or any other provision of this Agreement, if AHP receives a Superior Proposal and the Board of Directors of AHP determines in good faith, after consultation with outside counsel, that in light of such Superior Proposal the failure to withdraw, qualify or modify its Merger Recommendation would be inconsistent with the Board of Directors’ exercise of its fiduciary duties, the AHP Board of Directors may withdraw, qualify or modify the Merger Recommendation (a “Change of Recommendation”); provided, however, that AHP shall have first provided three Business Days’ prior written notice to HCMLP that it is prepared to effect a Change of Recommendation, which notice shall describe in reasonable detail and include any draft agreements pertaining to such Superior Proposal.

            “Alternative Proposal” shall mean (i) any inquiry, proposal or offer from any person or group of persons other than HCMLP or one of its affiliates for a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving AHP (or, after the Effective Date, New AHP Parent) or any subsidiary of AHP (or, after the Effective Date, New AHP Parent), (ii) any proposal for the issuance by AHP (or, after the Effective Date, New AHP Parent) of over 15% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of AHP (or, after the Effective Date, New AHP Parent) and its subsidiaries.

            “Superior Proposal” shall mean any bona fide written Alternative Proposal (i) on terms which the Board of Directors of AHP (or, after the Effective Date, New AHP Parent) determines in good faith, after consultation with AHP’s (or, after the Effective Date, New AHP Parent’s) outside legal counsel, to be more favorable to the holders of Original Shares or Shares, as applicable, than the Offer, taking into account all the terms and conditions of such proposal and this Agreement and (ii) that the Board of Directors of AHP (or, after the Effective Date, New AHP Parent) believes is reasonably likely to be completed without undue delay, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%.”

Section 3.        Self-Tender Offer.

3.1              Terms of Self-Tender Offer.  Provided that this Agreement shall not have been terminated in accordance with Section 9.1, pursuant to Section 3.2 hereof, New AHP Parent shall as promptly as practicable following the Merger Closing, and in any event within five (5) Business Days following the date of the Merger Closing (or such other later date as the HCMLP and AHP may mutually agree in writing) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) a self-tender offer for all outstanding Shares not held by HCMLP or its affiliates (the “Offer”) at $0.67 per share in cash (the “Per Share Amount”).  The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable federal backup withholding or stock transfer taxes payable by the seller. The obligations of New AHP Parent to accept for payment and to pay for any Shares tendered pursuant to the Offer shall be subject only to the following conditions (the “Tender Offer Conditions”):

1.     there shall have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with Shares held by HCMLP and its affiliates, represents more than 90% of the number of Shares outstanding, on a fully diluted basis (the “Minimum Condition”);

2.     the total amount payable by New AHP Parent to holders of Shares, upon acceptance for payment of Shares, shall not exceed $6,527,000;

3.     the Debt Restructuring shall become effective simultaneously with the Acceptance; and

4.     at any time on or after the date hereof and prior to the acceptance for payment of Shares, any of the following conditions shall have occurred and be continuing:

                                                             (i)    any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority of competent jurisdiction shall have enacted issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Offer or a follow-on merger (whether short-form or long-form) conducted after the completion of the Offer;

                                                           (ii)    (a) the representations and warranties of AHP contained in this Agreement which are qualified by “materiality” or “Material Adverse Effect” shall not be true and correct in all respects and (b) the other representations and warranties of AHP contained in this Agreement shall not be true and correct in all material respects, in each case at and as of the date hereof and at and as of the Acceptance Date with the same effect as if made at and as of such date, or, if such representations speak as of an earlier date, as of such earlier date; and

                                                     (iii)     any party shall have failed to perform and comply with, in all material respects, its covenants and agreements contained in the Agreement to be performed by it prior to the Acceptance Date.

3.2              No Modification.  Without the prior written consent of HCMLP, New AHP Parent shall not (i) change the Per Share Amount or the form of consideration payable in the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) modify, amend or waive satisfaction of any Tender Offer Condition, (iv) impose additional conditions to the Offer, (v) make any change in the Offer that would require an extension or delay of the then-current Expiration Date, or (vii) otherwise modify or amend any other term of the Offer in any manner (A) adverse to HCMLP or (B) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

3.3              SEC Filings.  On the date of commencement of the Offer, New AHP Parent shall file or cause to be filed with the SEC (x) a Rule 13E-3 Transaction Statement on Schedule 13E-3 in connection with the Offer (a “Schedule 13E-3”) and (y) a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “Schedule TO”) with respect to the Offer which shall contain the offer to purchase (the “Offer to Purchase”) and related letter of transmittal and summary advertisement and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the “Offer Documents”).  New AHP Parent agrees promptly to correct any information provided in the Schedule 13E-3 and the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and New AHP Parent shall take all steps necessary to cause the Schedule 13E-3 and the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. HCMLP and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 13E-3 and any Offer Documents (including each amendment or supplement thereto) before they are filed with the SEC.  New AHP Parent shall provide HCMLP with (in writing, if written), and to consult with HCMLP regarding, any comments (written or oral) that may be received by AHP, New AHP Parent or their counsel from the SEC or its staff with respect to the Schedule 13E-3 and the Offer Documents as promptly as practicable after receipt thereof. HCMLP and its counsel shall be given a reasonable opportunity to review any such written and oral comments and proposed responses.

3.4              Expiration Date.  The Offer to Purchase shall provide for an expiration date of the 20th Business Day (as defined in Rule 14d-1 under the Exchange Act, “Business Day”) following (and including the day of) the commencement of the Offer (such date, or such subsequent date to which the expiration of the Offer is extended pursuant to and in accordance with the terms of this agreement, the “Expiration Date”). New AHP Parent shall not terminate or withdraw the Offer other than in connection with the effective termination of this Agreement in accordance with Section 9.1 hereof.  So long as the Offer and this Agreement have not been terminated pursuant to Section 9.1, if at any scheduled Expiration Date, the Tender Offer Conditions shall not have been satisfied or earlier waived, New AHP Parent shall extend the Offer and the Expiration Date to a date that is not more than five Business Days after such previously scheduled Expiration Date; provided that New AHP Parent shall not be required to cause New AHP Parent to extend the Offer beyond the End Date (as defined below).

3.5              Acceptance.  Subject solely to the satisfaction or waiver of the Tender Offer Conditions, New AHP Parent shall as soon as possible after the expiration of the Offer, accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer (the “Acceptance” and the time of such payment, the “Acceptance Date”).

3.6              AHP Board Recommendation for Tender; Other Actions.  The New AHP Parent Board of Directors will recommend that the stockholders of New AHP Parent accept the Offer and tender their shares (the “Tender Recommendation”) and will direct the officers of New AHP Parent to include the Tender Recommendation in the Offer Documents.

3.7              Change of Tender Recommendation.  Neither the New AHP Parent Board of Directors nor any committee thereof shall withdraw, qualify or modify the Tender Recommendation in any manner or publicly propose to do so, or approve or recommend or publicly propose to approve or recommend, any Alternative Proposal.  Notwithstanding the foregoing or any other provision of this Agreement, if New AHP Parent receives a Superior Proposal and the Board of Directors of New AHP Parent determines in good faith, after consultation with outside counsel, that in light of such Superior Proposal the failure to withdraw, qualify or modify its Tender Recommendation would be inconsistent with the Board of Directors’ exercise of its fiduciary duties, the New AHP Parent Board of Directors may withdraw, qualify or modify the Tender Recommendation (a “Change of Tender Recommendation”); provided, however, that New AHP Parent shall have first provided three Business Days’ prior written notice to HCMLP that it is prepared to effect a Change of Tender Recommendation, which notice shall describe in reasonable detail and include any draft agreements pertaining to such Superior Proposal.

3.8              Cooperation; Subsequent Actions.  (a) HCMLP, Agent, and Holders agree on behalf of themselves and their respective affiliates that they will not make, encourage, solicit, participate in or consummate any offer, at any time prior to the Acceptance Date. Thereafter, HCMLP shall take all action and shall cause New AHP Parent to promptly (but in the event of a short form merger, within ten (10) business days) take all actions to effectuate a merger (whether short form or long form) (the “Follow-on Merger”) pursuant to which the remaining Shares not held by HCMLP and its affiliates will be cancelled in exchange for an amount equal to the Per Share Amount. In the Follow-on Merger, New AHP Parent shall cause each New AHP Parent Option, whether vested or unvested, that is outstanding immediately prior to the Follow-on Merger to be cancelled and the holder of such New AHP Parent Option to, in full settlement of such New AHP Option, receive from New AHP Parent an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Per Share Amount over the exercise price per Share of such New AHP Parent Option multiplied by (y) the total number of Shares subject to such New AHP Parent Option (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”).

            (b)  HCMLP and New AHP Parent shall thereafter take all necessary actions and make all necessary filings to have the Shares removed from listing for trading and to de-register AHP Parent pursuant to federal securities laws. HCMLP and Crusader also hereby agree that, prior to the completion of the Follow-On Merger, they will not transfer Shares of HCMLP or its affiliates (other than to an affiliate of HCMLP) without first obtaining a written agreement to effectuate its obligations in this Section 3.8.

3.9              The Board of Directors of AHP and New AHP Parent.  Immediately following the Acceptance Date, AHP and New AHP Parent shall promptly exercise their best efforts to secure the resignations of each of their directors and cause the New Directors to be elected to their respective Boards of Directors.  In the event that AHP or New AHP Parent is unable to secure the resignation of any of their respective directors, AHP or New AHP Parent, as applicable, shall promptly increase the size of its Board of Directors so that the New Directors shall be elected and constitute a majority of each Board of Directors, and shall cause the New Directors to constitute a majority of each committee of the Board of Directors.  If the Acceptance Date does not occur, the obligations of this paragraph shall become null and void.

Section 4.        Debt Restructuring and Acknowledgment of Transactions.

4.1              Debt Restructuring.  The Parties have agreed to the Debt Restructuring, the terms of which are described in the attached Exhibit A (the “Term Sheet”).  The parties hereto agree that the Debt Restructuring shall become effective in accordance with the terms of this Agreement immediately following the Acceptance Date, it being understood that if this Agreement is terminated prior to the Acceptance Date, then the Holders shall have no remaining obligations under Section 4 of this Agreement.

4.2              Restructuring Documentation.  Prior to the Acceptance Date, AHP and the Holders shall negotiate and document the Debt Restructuring, consistent with the Term Sheet, proposed by Holders to become effective immediately following the Acceptance Date.

4.3              Transfer Agreement.  Each of the Holders that executes this Agreement, individually, covenants that, from the date hereof until the termination of this Agreement, it will not directly or indirectly, sell, pledge, hypothecate or otherwise transfer any of its Notes, or any option, right to acquire, or voting, participation, or other interest therein, except to a purchaser or other entity who (i) is a party to this Agreement or (ii) executes and delivers to the other Parties as a condition to the settlement of such trade or transfer an agreement in writing in form and substance similar to Exhibit B hereto (a “Transfer Agreement”), pursuant to which such purchaser agrees to assume and be bound by all the terms of this Agreement with respect to the relevant claims or other interests being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 4 hereof).  Any trade or transfer that does not comply with this Section 4.3 and the terms of the Note shall be deemed void ab initio.

4.4              Consent to Transactions.  The Holders acknowledge and consent to the transactions, including, without limitation, the repurchase of the Shares by New AHP Parent pursuant to the Offer, set forth in Sections 2 and 3 of this Agreement.  The Holders agree not to (i) put forth or otherwise support any proposal made in opposition to, or in competition with, this Agreement and (ii) take any action or agreement that would reasonably be expected to prevent or impede the consummation of the Reorganization Merger, the Debt Restructuring or the Offer.  The Holders further agree to take all actions reasonably necessary to consummate the Debt Restructuring on the term set forth in this Agreement and the Term Sheet.

Section 5.        Forbearance.

5.1              Forbearance.  Upon the terms and conditions set forth in this Agreement, and until this Agreement is terminated pursuant to Section 9.1 (a “Termination Event”), the Agent and the Holders hereby agree to forbear from exercising the rights and remedies available to them as a direct result of the occurrence of the event of default that arose on August 1, 2009 from the failure of the Makers to pay the outstanding principal balance of the Note on the Maturity Date (as defined in the Note) (it being understood and agreed that any accrued and unpaid interest, including, without limitation, unpaid interest accrued after the Maturity Date, must be paid monthly in arrears on the first calendar day of each month and the failure to pay such interest is not a Designated Event of Default and that the Holders have not agreed to forbear from exercising any rights and remedies available to them as a result of the Makers failure to pay such interest) (the “Designated Event of Default”).

5.2             Term of Forbearance.  Upon the terms and conditions set forth in this Agreement, and so long as no Termination Event shall have occurred, the Agent and the forbearing Holders hereby agree to forbear, solely for the duration of the “Forbearance Period”, which shall mean the period (a) commencing on and including the date hereof and (b) continuing through and including the date that is the earlier to occur of (i) the definitive Debt Restructuring and (ii) a Termination Event.

5.3              Effect of Expiration.  Upon the expiration of the Forbearance Period, the agreement of the Agent and the Holders hereunder to forbear from exercising their respective rights and remedies during the Forbearance Period shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Makers hereby unconditionally and irrevocably waive and all of which rights and remedies are fully reserved by the Agent and the forbearing Holders.  Each of the Makers agrees that any or all of the Agent or the forbearing Holders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under the Note, any other document related thereto and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Designated Event of Default, none of which rights or remedies or Designated Event of Default is or shall be deemed to be waived in any respect.

Section 6.        Representations and Warranties.

6.1              Mutual Representations and Warranties.  Each Party makes the following representations and warranties to each of the other Parties, all of which are continuing representations and warranties:

(a)                Enforceability.  This Agreement is a legal, valid, and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally or is subject to general principles of equity, whether considered in a proceeding at law or in equity.

(b)               No Consent or Approval.   No consent or approval is required by any other Person or entity in order for it to carry out the provisions of this Agreement.

(c)                Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(d)               Authorization.  Subject, in the case of AHP and New AHP Parent, to the stockholder vote to approve the Merger Reorganization, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(e)                Governmental Consents.  The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any Governmental Entity, except such filings and approvals as may be necessary and/or required under the federal securities laws, or any state securities laws.

(f)               No Conflicts.  The execution, delivery and performance of this Agreement does not and shall not: (a) violate the provision of law, rule or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

6.2              AHP Representations and Warranties.  AHP makes the following representations and warranties to each of the other Parties, all of which are continuing representations and warranties:

(a)                Capitalization.  The authorized capital stock of AHP consists of 35,000,000 Shares and 5,000,000 preferred shares, par value $0.01 per share (the “AHP Preferred Stock”).  As of the close of business on March 31, 2010 (1) 17,573,389 Shares were issued (including shares held in treasury), no AHP Preferred Stock was outstanding, 6,100,000 Shares were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to any plans of AHP under which any award, grant or other form of compensation issuable in the form of, or based in whole or in part on the value of, the Shares, has been conferred on any individual or entity (such stock options, units and other awards and plans, collectively, the “AHP Stock Plans”), and no Shares were held by AHP in its treasury or by its subsidiaries; and (2) no shares of the AHP Preferred Stock were outstanding or reserved for issuance.  All outstanding Shares have been duly authorized and validly issued and are fully paid and non‑assessable and are not subject to preemptive rights.  No bonds, debentures, notes or other indebtedness generally having the right to vote on any matters on which stockholders may vote (“Voting Debt”) of AHP are issued or outstanding.

(b)               Other Stock Rights.  Except for the AHP Stock Options that represented, as of March 31, 2010, the right to acquire up to an aggregate of 3,570,917 Shares, there are no options, warrants, calls, rights, commitments or agreements of any character to which AHP or any subsidiary of AHP is a party or by which it or any such subsidiary is bound which obligate AHP or any subsidiary of AHP to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of AHP or of any subsidiary of AHP or obligating AHP or any subsidiary of AHP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement (“Other AHP Stock Rights”).  Other than this Agreement, there are no outstanding contractual obligations of AHP or any of its subsidiaries (1) to repurchase, redeem or otherwise acquire any shares of capital stock of AHP or any of its subsidiaries, or (2) pursuant to which AHP or any of its subsidiaries is or could be required to register Shares or other securities under the Securities Act of 1933, as amended (the “Securities Act”).  All outstanding AHP Stock Options have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other applicable laws and (B) all requirements set forth in applicable agreements to which AHP is party.

(c)                SEC Filings.  AHP has filed all required reports, schedules, registration statements and other documents with the SEC since January 1, 2008 (the “AHP SEC Documents”).  As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the AHP SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such AHP SEC Documents, and none of the AHP SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of AHP included in the AHP SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of AHP and its consolidated subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown.  As of the date hereof, there are no outstanding, undisclosed written comments from the SEC with respect to any of the AHP SEC Documents.

(d)               No Undisclosed Liabilities.  Except for (1) those liabilities that are appropriately reflected or reserved for (or not required to be reflected or reserved for) in the consolidated financial statements of AHP included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC prior to the date, (2) liabilities incurred since December 31, 2009 in the ordinary course of business consistent with past practice, (3) liabilities incurred as required by this Agreement or in connection with or as a result of the Reorganization Merger or the transactions contemplated hereby, (4) liabilities or obligations discharged or paid in full prior to the date hereof in the ordinary course of business consistent with past practice, (5) liabilities that individually or in the aggregate, would not be material to AHP and its subsidiaries taken as a whole, AHP and its subsidiaries do not have, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).

(e)                Required Vote.  The affirmative vote of the holders of the Shares entitled to cast at least a majority of all votes entitled to be cast on the matter is the only vote or consent required of any class or series of securities or equity interests in AHP required to consummate the Reorganization Merger.

(f)                Subsidiaries.  New AHP Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and, until the Effective Time, shall be a direct subsidiary of AHP.  AHP DE Merger Corp. (“Reorg Sub”) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and, until the Effective Time, shall be a direct subsidiary of New AHP Parent.  Each of New AHP Parent and Reorg Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and except as contemplated hereby has engaged in no other business activities and has no assets or liabilities.

(g)               D&O Insurance.  In the aggregate, AHP paid $532,671 in premiums for its directors’ and officers’ insurance policy issued in the fiscal year 2009.

Section 7.        D&O Insurance; Indemnification.

7.1              Continuance of Rights.

(a)                All rights to exculpation and indemnification in favor of the directors and officers of AHP or New AHP Parent for their service as such for acts or omissions occurring at or prior to the resignation of the AHP and the New AHP Parent directors following the Debt Restructuring becoming effective (the “Debt Closing”), whether asserted or claimed prior to, at or after such time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the respective current or former directors, officers or employees (collectively, “Indemnitees”), shall continue in full force and effect for a period of not less than six years following the Debt Closing.  AHP and New AHP Parent and their subsidiaries (the “Indemnitors”) shall indemnify, defend and hold harmless, and advance expenses to Indemnitees with respect to all acts or omissions by them in their capacities as directors and officers at any time prior to the Closing, to the fullest extent permitted by the certificate of incorporation or charter documents and bylaws of AHP and New AHP Parent or any of their subsidiaries as in effect immediately prior to the Debt Closing.  For a period of six years following the Debt Closing, HCMLP agrees not to (and, for so long as it controls them, to not permit AHP or New AHP Parent to) amend, modify or terminate any such charter documents, bylaws or agreements in any manner adverse to the Indemnitees with respect to such rights to indemnification and advancement of expenses. As a condition precedent to any transaction that results in HCMLP no longer controlling AHP or New AHP Parent, HCMLP shall require the acquiror to expressly assume in writing the obligations of HCMLP set forth in this Section 7.1.

(b)               The Indemnitors shall have the right to defend each Indemnitee in any proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitor shall notify such Indemnitee of any such decision to defend within ten (10) calendar days of receipt of written notice of any such pending or threatened claim or proceeding; and provided, further, that the Indemnitor shall not, without the prior written consent of such Indemnitee, consent to the entry of any judgment against such Indemnitee or enter into any settlement or compromise which (x) includes an admission of fault of such Indemnitee or (y)

does not include, as an unconditional term thereof, the full release of such Indemnitee from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to such Indemnified Party.  Any Indemnified Party wishing to claim indemnification under this Section 7.1 upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Indemnitors thereof; provided,however, that the failure to provide prompt notice will not relieve any Indemnitor from any liability hereunder to the extent such Indemnitor is not materially prejudiced as a result of such failure.

7.2              Additional Coverage.  Prior to the Acceptance Date, AHP and/or New AHP Parent shall obtain “tail” insurance policies that provides coverage for events occurring prior to the resignation of the Old Directors, with a claims period of six years, with respect to directors’ and officers’ liability insurance in amount and scope no less favorable than existing coverage; provided that in satisfying such obligation, the parties shall not be obligated to pay an aggregate tail insurance premium in excess of $1,331,000. During such six year period, in the event that there is an insolvency proceeding or receivership against such carrier, AHP, New AHP Parent and their subsidiaries shall (and HCMLP shall cause them to) use commercially reasonable efforts to obtain a commercially reasonable substitute for such period and at such coverage amounts.  If AHP and/or New AHP Parent becomes aware of the availability of “tail” insurance policies from a reasonably acceptable insurance carrier that provide comparable or better coverage than the type set forth immediately above for less than $1,331,000, AHP and/or New AHP Parent agree to obtain such lower-priced “tail” insurance policies.  Furthermore, AHP and/or New AHP Parent agree to execute any “broker of record” letters requested by HCMLP to facilitate obtaining quotations with respect to “tail” insurance policies.

7.3             Third-Party Rights.  Sections 7.1 and 7.2 are intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnitees and shall be binding on all successors and assigns of HCMLP, AHP, New AHP Parent and their subsidiaries. The Indemnitees shall be entitled to enforce the covenants contained in Sections 7.1 and 7.2.

Section 8.        Other Agreements.

8.1              Confidentiality/Publicity.  Except as required by applicable law, AHP on the one hand and HCMLP and the Holders on the other hand shall not, and shall not permit any of their subsidiaries to, make public disclosures in respect of the transactions contemplated by this Agreement without the consent, not to be unreasonably withheld, conditioned or delayed, of the other, except for any public filings to the extent required under federal or state securities laws or any other law or court process; provided that each Party shall use commercially reasonable efforts not to make such filing without first consulting the other Parties.

8.2              No-Shop.   During the term of this Agreement, each of AHP and New AHP Parent agrees that neither it nor any of its subsidiaries shall, and that each shall cause its and their respective officers, directors, employees, agents and representatives (“Representative”) not to, directly or indirectly, (i) solicit or initiate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal, (ii) knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal, (iii) engage or participate in any negotiations regarding, or provide or cause to be provided any non-public information or data relating to AHP or any of its subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iv) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (v) approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, or (vi) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement of AHP with respect to an Alternative Proposal.  Notwithstanding anything in the prior sentence to the contrary, if at any time following the date of this Agreement and prior to the Acceptance Date, (i) AHP (or, after the Effective Date, New AHP Parent) has received a written Acquisition Proposal from a third party that the AHP (or, after the Effective Date, New AHP Parent) Board of Directors believes in good faith to be bona fide, (ii) neither AHP nor New AHP Parent has breached any provision of this Section 8.2, (iii) the AHP (or, after the Effective Date, New AHP Parent) Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consultation with its outside counsel, the AHP (or, after the Effective Date, New AHP Parent) Board of Directors determines in good faith that such action is necessary to comply with its duties to its shareholders under applicable law, then AHP (or, after the Effective Date, New AHP Parent) may (A) furnish information with respect to AHP to the person making such Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that AHP and New AHP Parent (x) shall not, and shall not allow their respective subsidiaries or Representatives to, disclose any non-public information to such person without first entering into confidentiality agreement with such person on commercially reasonable terms and (y) shall promptly provide or make available to HCMLP any non-public information concerning AHP provided or made available to such other person which was not previously provided or made available to HCMLP.

8.3              No Issuance.  Except as expressly contemplated by this Agreement, during the term hereof, neither AHP, New AHP Parent or any of their subsidiaries shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to options, performance-based restricted stock or deferred stock units previously granted or (ii) the issuance and sale of performance-based restricted stock pursuant to rights previously granted.

8.4              Interim Covenants.  During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Acceptance Date, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by HCMLP in advance and in writing, AHP (or, after the Effective Date, New AHP Parent), shall, and shall cause each of its subsidiaries to, carry on its businesses in the usual, regular and ordinary course consistent with past practice.  Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Acceptance Date, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by HCMLP in advance and in writing (which consent shall not be unreasonably withheld), AHP (or, after the Effective Date, New AHP Parent), shall not, and shall cause each of its subsidiaries not to:

(a)                declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any stock or other equity interests in AHP, New AHP Parent or any of their respective subsidiaries;

(b)               (A) classify or re-classify any unissued shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries; (B) authorize for issuance, issue, deliver, sell, grant, dispose or pledge any shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries or (C) authorize for issuance, issue, deliver, sell, grant, dispose or pledge any option or other right in respect of, any shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, beneficial or other interests, voting securities or convertible or redeemable securities;

(c)                amend any charter or organizational documents of AHP, New AHP Parent or any of their respective subsidiaries;

(d)                (A) merge, consolidate or enter into any other business combination transaction with any person, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in, make any loans or advances to, make any capital contribution to or investment in, or purchase all or substantially all of the assets of, any person or any division or business thereof;

(e)                incur any material indebtedness (secured or unsecured);

(f)                sell, mortgage, subject to lien, lease or otherwise dispose of any material personal, intangible property or real property, including by the disposition or issuance of equity securities in an entity that owns any such property;

(g)               other than inventory leased or acquired in the ordinary course of business, acquire any material personal property, intangible property or real property;

(h)               pay, discharge, settle, compromise or satisfy any material litigation, including any shareholder derivative or class action claims;

(i)                 authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of AHP, New AHP Parent or any of their respective subsidiaries;

(j)                 other than in the ordinary course of business, modify, amend or change, in each case, in any material respect, or terminate, or waive compliance with the terms of or breaches under, or waive, release, assign or terminate any material rights or claims under, any material term of any material contract or enter into a new material contract, agreement or arrangement;

(k)               fail to pay any material taxes when due;

(l)                 (A) adopt any new employee benefit plan, incentive plan, severance agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement, (B) grant any new stock appreciation rights, options, performance awards, restricted shares or any other equity-based awards, (C) enter into or amend any employment, severance, change in control, tax gross-up, deferred compensation or other similar agreement or arrangement other than severance agreement(s) for new employees retained to fill vacancies for existing employees with such arrangements, on terms not to exceed such existing arrangement, (D) except as permitted by item (C), grant any severance or termination pay, or any increase thereof, to any director, officer or employee (E) increase the number of its full-time permanent employees by an amount inconsistent with past practice, (F) terminate any employee, other than as would not result in any payment of or obligation to pay severance or termination pay to (i) Company executives or (ii) in excess of historical severance policy levels (not to exceed $100,000 in the aggregate for non-executives), or (G) establish, pay, agree to grant or increase any bonus, stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement (other than payments and awards under currently existing bonus and award plans);

(m)             incur any legal or investment banking Expenses (as defined herein but excluding the fees set forth in Section 10.2), other than Expenses which do not exceed $1,200,000 in the aggregate for AHP, New AHP Parent and their respective subsidiaries; or

(n)               agree in writing or otherwise to take any action inconsistent with any of the foregoing.

Section 9.        Termination.

9.1              Right to Terminate.  This Agreement may be terminated at any time before AHP accepts for payment and pays for the Shares validly tendered and not withdrawn in the Offer (except as otherwise provided herein), whether before or after the AHP shareholder vote:

(a)                by mutual written consent of AHP, HCMLP, and each Holder;

(b)               by HCMLP, if mailing of the Proxy Statement to stockholders does not take place on or before June 30, 2010;

(c)                by HCMLP, if (i) a Change of Merger Recommendation or Change of Tender Recommendation has occurred, (ii) AHP fails to include the Merger Recommendation in the Proxy Statement or New AHP Parent fails to include the Tender Recommendation in the Offer Documents, or (iii) AHP, New AHP Parent or the Board of Directors of AHP or New AHP Parent (x) approves, adopts or recommends any Acquisition Proposal or (y) approves or recommends, or enters into, or allows any of its subsidiaries to enter into, a written letter of intent, agreement in principle of definitive agreement for an Acquisition Proposal;

(d)               by HCMLP in the event of a Material Adverse Effect (as defined below);

(e)                by either HCMLP or AHP if, upon a vote at the Stockholder Meeting, the AHP shareholders do not approve the Reorganization Merger, provided that HCMLP shall not have the right to terminate pursuant if such failure to approve the Reorganization Merger is caused by a breach of the obligations under Section 2.5 of this Agreement;

(f)                by either HCMLP, AHP or any Holder, if the Merger Closing shall not have occurred on or before August 10, 2010 (the “Merger Deadline”);

(g)               by either HCMLP, AHP or any Holder, if the Acceptance Date shall not have occurred or if the Debt Restructuring shall not have been consummated (provided that no party shall have the right to terminate pursuant to this Section (g) if its breach of this Agreement has caused the Debt Restructuring not to occur) on or before September 30, 2010 (the “End Date”);

(h)               by HCMLP, if at any Expiration Date, New AHP Parent shall fail to accept for payment and pay for Shares validly tendered and not withdrawn in the Offer subject to the terms of and in accordance with Section 3.5;

(i)                 by any Party if there shall have been issued an order, decree or injunction having the effect of making the Reorganization Merger illegal or permanently prohibiting the consummation of such merger, and such order, decree or injunction shall have become final and nonappealable;

(j)                 by HCMLP or any Holder, upon a material breach of any representation, warranty, covenant or agreement of AHP or New AHP Parent set forth in this Agreement which breach is incapable of being cured or is not cured within 10 days following notice thereof;

(k)               by AHP or New AHP Parent, upon a material breach of any representation, warranty, covenant or agreement of HCMLP, any Holder or Agent set forth in this Agreement which breach is incapable of being cured or is not cured within 10 days following notice thereof; and

(l)                 by any Party upon the commencement of any proceeding by or against AHP or any of the Makers under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law unless such proceeding is a result of a breach of the obligations under Section 5 hereof.

                        “Material Adverse Effect” shall mean an event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets or financial performance of AHP (or, after the Effective Date, New AHP Parent) and its consolidated subsidiaries, taken as a whole (it being understood that none of the following, in and of themselves, shall be deemed to constitute a “Material Adverse Effect”: (a) a change that results from conditions generally affecting the United States economy or the world economy, (b) a change or development in the industries in which AHP and its subsidiaries operate, including general changes in applicable law across such industries or changes in governmental reimbursement in such industries, or (c) a change that results from the taking of any action required by this Agreement; provided, however, that such matters in the case of clauses (a) and (b) shall be taken into account in determining whether there has been or is a Material Adverse Effect to the extent of any disproportionate impact on the business, assets or financial performance of AHP (or, after the Effective Date, New AHP Parent) and its consolidated subsidiaries, taken as a whole relative to other similarly situated persons).

9.2             Effect of Termination.

  In the event of termination of this Agreement by any Party as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any other Party except (a) with respect to any actual liabilities or damages incurred or suffered by any other Party as a result of the willful breach by the breaching Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, and (b) with respect to provisions hereof that expressly survive the termination of this Agreement.

9.3              Fees and Expenses.  In the event this Agreement is terminated pursuant to:

(a)                Section 9.1(c), AHP shall pay each Holder its pro rata share (based upon the amount owed to each Holder under the Note) of $2,260,000 as liquidated damages within five (5) Business Days following such termination.  Any payment owing pursuant to this Section 9.3(a) shall be subordinate in right of payment to all obligations owing by the Makers pursuant to the Note.

Section 10.      Expenses.

10.1          Responsibility for Expenses.  Subject to Section 10.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses.  As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

10.2          Payment of HCMLP Legal Fees and Expenses.   Whether or not any of the transactions contemplated this Agreement are consummated, AHP agrees that it shall pay (i) the reasonable fees and expenses of Wachtell, Lipton, Rosen & Katz, counsel to HCMLP and its affiliates, in connection with the transactions contemplated by this Agreement and (ii) the reasonable fees and expenses of Latham & Watkins LLP, counsel to General Electric Capital Corporation, in its capacity as agent and lender, (in an aggregate amount not to exceed $100,000) in connection with documenting, negotiating, executing and diligencing the Debt Restructuring.

Section 11.      Miscellaneous Terms.

11.1          Binding Obligation.  Subject to, in the case of AHP’s obligation to consummate the Reorganization Merger, the shareholder vote, this Agreement is a legally valid and binding obligation of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, enforceable in accordance with its terms, and shall inure to the benefit of the

Parties and their respective successors, assigns, heirs, executors, administrators and representatives.  Except as set forth in Section 7.3 hereof, nothing in this Agreement, express or implied, shall give to any Person, other than the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement.  The agreements, representations, warranties, covenants and obligations of the Holders contained in this Agreement are, in all respects, several and not joint.

11.2          Assignment.  No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Person.

11.3          Further Assurances.  The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

11.4          Headings.  The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

11.5          Governing Law.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK.  By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a state or federal court of competent jurisdiction in the Southern District of New York.  By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.

11.6          Complete Agreement.  The Agreement and the other agreements referenced herein constitute the complete agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between or among the Parties with respect thereto.

11.7          Interpretation.  This Agreement is the product of negotiation by and among the Parties.  Any Party enforcing or interpreting this agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret the Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

11.8          Amendment.  This Agreement may only be modified, altered, amended or supplemented by an agreement in writing signed by AHP (or, after the Effective Date, New AHP Parent), HCMLP, and the Holders.

11.9         Waiver.  At any time prior to the Closing, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.  The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

11.10     Specific Performance.  The Parties understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and further understand and agree that each non-breaching Party shall be entitled to seek (upon proper proof) the remedy of specific performance and injunctive or other equitable relief, including attorneys fees and costs, as a non-exclusive remedy of any such breach; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such a remedy.

11.11      Execution of Agreement.  This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                                            AMERICAN HOMEPATIENT, INC.,

                                                            a Delaware corporation

                                                            By:      /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AMERICAN HOMEPATIENT, INC.,

                                                            a Tennessee corporation

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AHP NV CORP.

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:   Stephen L. Clanton

                                                            Title:     Executive Vice President

                                                            DESIGNATED COMPANIES, INC.

                                                            By:        /s/ Stephen L. Clanton

                                                            Name:   Stephen L. Clanton

                                                            Title:     Executive Vice President

                                             AMERICAN HOMEPATIENT OF NEW YORK, INC.

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            THE NATIONAL MEDICAL RENTALS, INC.

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AMERICAN HOMEPATIENT OF TEXAS, L.P.,

                                                            a Texas limited partnership

                                                            By:      aMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AHP, L.P.,

                                                            a Tennessee limited partnership

                                                            By:      aMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                             AHP HOME MEDICAL EQUIPMENT

                                                            PARTNERSHIP OF TEXAS,

                                                            a Texas general partnership

                                                            By:      AHP, L.P.,

                                                                        a general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.

                                                                        a general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            COLORADO HOME MEDICAL EQUIPMENT

                                                            ALLIANCE, LLC.

                                                            a Colorado limited liability company

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its sole member

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            NORTHEAST PENNSYLVANIA ALLIANCE, LLC,

                                                            a Pennsylvania limited liability company

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.

                                                                        its sole member

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                             NORTHWEST WASHINGTON ALLIANCE, LLC,

                                                            a Washington limited liability company

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its sole member

                                                             By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AHP HOME CARE ALLIANCE OF TENNESSEE,

                                                            a Tennessee general partnership

                                                            By:      AMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                             AHP ALLIANCE OF COLUMBIA,

                                                            a South Carolina general partnership

                                                            By:      AMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AHP KNOXVILLE PARTNERSHIP,

                                                            a Tennessee general partnership

                                                            By:      AMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                             AHP HOME CARE ALLIANCE OF GAINESVILLE,

                                                            a Florida general partnership

                                                            By:      AMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            AHP HOME CARE ALLIANCE OF VIRGINIA,

                                                            a Virginia general partnership

                                                            By:      AMERICAN HOMEPATIENT, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                                            By:      AMERICAN HOMEPATIENT VENTURES, INC.,

                                                                        its general partner

                                                            By:       /s/ Stephen L. Clanton

                                                            Name:  Stephen L. Clanton

                                                            Title:    Executive Vice President

                                             NEXBANK, SSB,

                                                            as Agent

                                                            By:      /s/ Jeff Scott

                                                            Name:  Jeff Scott

                                                            Title:    Vice President

                                             ABERDEEN LOAN FUNDING, LIMITED,

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            BRENTWOOD CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             EASTLAND CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            GENERAL ELECTRIC CAPITAL CORPORATION

                                                            By:      /s/ Benjamin McCarrick

                                                            Name:  Benjamin McCarrick

                                                            Title:    Duly Authorized Signatory

                                                            GLENEAGLES CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             GRAYSON CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            GREENBRIAR CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            HIGHLAND LOAN FUNDING V, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             HIGHLAND CAPITAL MANAGEMENT, L.P.

                                                            By:       /s/ James D. Dondero

                                                            Name:  James D. Dondero

                                                            Title:    President, Strand Advisors, Inc., General Partner of
                                                                         Highland Capital Management, L.P.

                                                            HIGHLAND CRUSADER OFFSHORE

                                                            PARTNERS, L.P.

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            HIGHLAND RESTORATION CAPITAL PARTNERS,

                                                            L.P.

                                                            By:      Highland Restoration Capital Partners GP, LLC,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            HIGHLAND RESTORATION CAPITAL PARTNERS

                                                            MASTER, L.P.

                                                            By:      Highland Restoration Capital Partners GP, LLC,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             JASPER CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                                        By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            LIBERTY CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                                        By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                           By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            LOAN FUNDING IV, LLC

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                                        By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                           By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             LOAN FUNDING VII, LLC

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                                        By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                           By:       /s/ Jason Post

                                                           Name:  Jason Post

                                                           Title:    Operations Director

                                                            LONGHORN CREDIT FUNDING, LLC

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                                        By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            PAM CAPITAL FUNDING, LP

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Title:    Jason Post

                                                            Title:    Operations Director

                                             PAMCO CAYMAN LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                           By:       /s/ Jason Post

                                                           Name:  Jason Post

                                                           Title:    Operations Director

                                             RED RIVER CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            ROCKWALL CDO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:       /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             ROCKWALL CDO II, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            SOUTHFORK CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                                            STRATFORD CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

                                             WESTCHESTER CLO, LIMITED

                                                            By:      HCMLP MANAGEMENT, L.P.,

                                                                        as Collateral Manager

                                                            By:      STRAND ADVISORS, INC.,

                                                                        its General Partner

                                                            By:      /s/ Jason Post

                                                            Name:  Jason Post

                                                            Title:    Operations Director

Schedule I

Aberdeen Loan Funding, Limited

Brentwood CLO, Limited

Eastland CLO, Limited

General Electric Capital Corporation

Gleneagles CLO, Limited

Grayson CLO, Limited

Greenbriar CLO, Limited

Highland Loan Funding V, Limited

Highland Restoration Capital Partners Master, L.P.

Highland Restoration Capital Partners, L.P.

Jasper CLO, Limited

Liberty CLO, Limited

Loan Funding IV, LLC

Loan Funding VII, LLC

Longhorn Credit Funding, LLC

Pam Capital Funding, LP

Pamco Cayman Limited

Red River CLO, Limited

Rockwall CDO, Limited

Rockwall CDO II, Limited

Southfork CLO, Limited

Stratford CLO, Limited

Westchester CLO, Limited

Exhibit A

Debt Restructuring Term Sheet

Material Terms and Conditions of the Amended Credit Facilities

I.  First Lien Debt ($100 million term loan)

Borrower:	American Homepatient Inc. (the “Borrower”).
Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).
Administrative Agent:	TBD.
Guarantors:	The obligations of the Borrower in respect of the First Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.
Interest Rate Options:

The Borrower may elect that the First Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis; provided that in the case of the First Lien Debt, in no event shall the “Base Rate” be less than 3.80% and the “Eurodollar Rate” be less than 2.80%.

“Applicable Margin” means a rate per annum equal to 4.00% for First Lien Debt bearing interest by reference to the Eurodollar Rate, and 3.00% for First Lien Debt bearing interest by reference to the Base Rate.

Default rate shall be the applicable interest rate plus 2.00% per annum.

Interest Payment Dates:

In the case of First Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of First Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The First Lien Debt will mature on the date that is 4 years after the completion of the Debt Restructuring.
Security and Ranking:

The First Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank senior in priority to the Second Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.
Voluntary Prepayments:	Voluntary prepayments of the First Lien Debt shall be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty.
Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.
Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.
Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.
Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants.
Financial Covenants:	TBD.
Events of Default:	The definitive loan documentation shall include usual and customary events of default.
Amendments and Waivers:

Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.
Governing Law and Forum:	New York.

II.  Second Lien Debt ($126.4 million term loan)

Borrower:	American Homepatient Inc. (the “Borrower”).
Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).
Administrative Agent:	TBD.
Guarantors:	The obligations of the Borrower in respect of the Second Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.
Interest Rate Options:

The Borrower may elect that the Second Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis.

“Applicable Margin” means a rate per annum equal to 7.00% for Second Lien Debt bearing interest by reference to the Eurodollar Rate, and 6.00% for Second Lien Debt bearing interest by reference to the Base Rate.

At any time prior to the Maturity Date (as defined below), the Borrower may elect to pay the portion of interest equal to the Applicable Margin in cash or in-kind.  The portion of interest equal to the Base Rate or Eurodollar Rate shall be paid in cash at all times.

Default rate shall be the applicable interest rate plus 2.00% per annum.  During the pendency of any Events of Default (as defined below), all interest (including default interest) shall be paid in cash.

Interest Payment Dates:

In the case of Second Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of Second Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The Second Lien Debt will mature on the date that is 4 years (the “Maturity Date”) after the completion of the Debt Restructuring.
Security and Ranking:

The Second Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank junior in priority to the First Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.
Voluntary Prepayments:

Voluntary prepayments of the Second Lien Debt shall be permitted at any time (after repayment in full of the First Lien Debt), in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.
Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.
Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.
Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants (with set-offs where applicable from the covenants governing the First Lien Debt).
Financial Covenants:	TBD.
Events of Default:	The definitive loan documentation shall include usual and customary events of default (“Events of Default”).
Amendments and Waivers:

Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.
Governing Law and Forum:	New York.

Exhibit B

Transfer Agreement

__________________________

__________________

__________________

__________________

Ladies and Gentlemen:

Reference is made to that certain Restructuring Support Agreement, dated April 27, 2010, between ___________ (the “Transferor”), American HomePatient, Inc., AHP NV Corp., Highland Capital Management, L.P., NexBank, SSB and the other parties appearing on Schedule I attached thereto (the “Restructuring Support Agreement”).  The Transferor intends to transfer its interest in the Secured Promissory Note, dated as of July 1, 2003 (the “Notes”) to the undersigned (“Transferee”).

The Transferee hereby acknowledges that: (a) it has read and understands the Restructuring Support Agreement, (b) the foregoing notes will be transferred to the Transferee subject to the Restructuring Support Agreement and (c) it agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound for so long as the Restructuring Support Agreement shall remain in effect.

                                                                                    ____________________________

                                                                                    By:_________________________

                                                                                    Name:_______________________

                                                                                    Title:________________________

Acknowledged by

____________________________

on _________, ________

By:_________________________

Name:_______________________

Title:________________________